Exhibit 3.2

FIFTH AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

November 15, 2024

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “Integrated Rail and Resources Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 12, 2021 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Original Certificate, was filed in the office of the Secretary of State of the State of Delaware on November 11, 2021, a Certificate of Amendment was filed in the office of the Secretary of State of the State of Delaware on February 9, 2023, a Second Certificate of Amendment was filed in the office of the Secretary of State of the State of Delaware on August 8, 2023, a Third Certificate of Amendment was filed in the office of the Secretary of State of the State of Delaware on February 12, 2024, and a Fourth Certificate of Amendment was filed in the office of the Secretary of State of the State of Delaware on November 13, 2024 (as so amended, the “Amended and Restated Certificate of Incorporation”).

2.	This Fifth amendment to the Amended and Restated Certificate of Incorporation (this “Fifth Amendment”) amends the Amended and Restated Certificate of Incorporation.

3.	This Fifth Amendment was duly adopted by the affirmative vote of the holders of at least 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

4.	The text of Section 9.1(b) of Article IX is hereby amended by deleting the following words:

“by March 15, 2024 by depositing (or causing to be deposited) into the Trust Account the amount of $50,000 on or prior to February 15, 2024, which date the Company may extend to complete the initial Business Combination with eight (8) additional one-month extensions (each an “Extension Date”) to November 15, 2024 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, on the next date upon which the Office of the Delaware Division of Corporations shall be open for business), by resolution of the Board, if requested by the Sponsor, upon five days’ advance notice prior to the applicable Extension Date or a total of up to nine (9) months after February 15, 2024 (such date as extended, the “Deadline Date”), provided that the Company will deposit (or cause to be deposited) $50,000 into the Trust Account for each such monthly extension on or prior to the applicable Deadline Date,”

and replacing them with the words:

“by December 15, 2024 by depositing (or causing to be deposited) into the Trust Account the amount of $50,000 on or prior to November 15, 2024, which date the Company may extend to complete the initial Business Combination with five (5) additional one-month extensions (each an “Extension Date”) to May 15, 2025 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, on the next date upon which the Office of the Delaware Division of Corporations shall be open for business), by resolution of the Board, if requested by the Sponsor, upon five days’ advance notice prior to the applicable Extension Date or a total of up to six (6) months after November 15, 2024 (such date as extended, the “Deadline Date”), provided that the Company will deposit (or cause to be deposited) $50,000 into the Trust Account for each such monthly extension on or prior to the applicable Deadline Date,”

IN WITNESS WHEREOF, Integrated Rail and Resources Acquisition Corp. has caused this Fifth Amendment to Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of this 15th day of November, 2024.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

By:	/s/ Mark A. Michel
Name:	Mark A. Michel
Title:	Chief Executive Officer and Chairman